Exhibit 3.1

SIXTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CEDAR FAIR, L.P.

TABLE OF CONTENTS

		Page

ARTICLE I	ORGANIZATIONAL MATTERS..................................................	1
1.1	Domicile.................................................................................................	1
1.2	Name......................................................................................................	2
1.3	Registered Office and Agent: Principal Office......................................	2
1.4	Power of Attorney..................................................................................	2
1.5	Term........................................................................................................	3

ARTICLE II	DEFINITIONS................................................................................	3
2.1	Definitions.............................................................................................	3

ARTICLE III	PURPOSE.......................................................................................	11
3.1	Purpose..................................................................................................	11

ARTICLE IV	CAPITAL CONTRIBUTIONS.......................................................	11
4.1	General Partner.....................................................................................	11
4.2	Limited Partners....................................................................................	11
4.3	Additional Issuances of Units and Securities........................................	11
4.4	No Preemptive Rights............................................................................	12
4.5	Capital Accounts...................................................................................	12
4.6	Interest....................................................................................................	15
4.7	No Withdrawal......................................................................................	15
4.8	Loans from Partners..............................................................................	15
4.9	Splits and Combinations.......................................................................	15

ARTICLE V	ALLOCATIONS AND DISTRIBUTIONS.....................................	16
5.1	Allocations for Capital Account Purposes............................................	16
5.2	Allocations for Tax Purposes................................................................	17
5.3	Distributions..............................................................................................	19

ARTICLE VI	MANAGEMENT AND OPERATION OF BUSINESS.................	21
6.1	Management..........................................................................................	21
6.2	Election of Board of Directors of General Partner by Limited Partners; Governance Matters..............................................................	22
6.3	Certificate of Limited Partnership........................................................	26
6.4	Reliance by Third Parties......................................................................	26
6.5	Rights of General Partner as Limited Partner......................................	27
6.6	Compensation and Reimbursement of General Partner........................	27
6.7	Outside Activities...................................................................................	27
6.8	Partnership Funds.................................................................................	28
6.9	Loans to or from General Partners; Contracts with Affiliates.............	28
6.10	Indemnification..........................................................................................	29
6.11	Liability of General Partner..................................................................	31

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6.12	Resolution of Conflicts of Interest.........................................................	31
6.13	Other Matters Concerning General Partners.......................................	32
6.14	Title to Partnership Assets.....................................................................	32

ARTICLE VII	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.........	32
7.1	Limitation of Liability............................................................................	32
7.2	Management of Business.......................................................................	32
7.3	Outside Activities...................................................................................	32
7.4	Return of Capital...................................................................................	32
7.5	Rights of Limited Partners Relating to the Partnership........................	33
7.6	Rights of Special Limited Partners Relating to the Partnership...........	33

ARTICLE VIII	BOOKS, RECORDS, ACCOUNTING AND REPORTS...............	34
8.1	Records and Accounting........................................................................	34
8.2	Fiscal Year.............................................................................................	34
8.3	Reports..................................................................................................	34
8.4	Other information..................................................................................	35

ARTICLE IX	TAX MATTERS..............................................................................	35
9.1	Preparation of Tax Return.....................................................................	35
9.2	Tax Election...........................................................................................	35
9.3	Tax Controversies..................................................................................	35
9.4	Organizational Expenses.......................................................................	36
9.5	Taxation as a Partnership.....................................................................	36
9.6	Opinions Regarding Taxation as a Partnership....................................	36
9.7	Withholding...........................................................................................	36

ARTICLE X	PROHIBITIONS AND LIMITATIONS..........................................	36
10.1	Prohibitions and Limitations.................................................................	36

ARTICLE XI	TRANSFER OF INTEREST...........................................................	37
11.1	Transfer..................................................................................................	37
11.2	Transfer of Interests of General Partner...............................................	37
11.3	Transfer of Units...................................................................................	37
11.4	Transfer of Depositary Units.................................................................	37
11.5	Restrictions on Transfer.........................................................................	38

ARTICLE XII	ADMISSION OF PARTNERS........................................................	38
12.1	Existing Partners...................................................................................	38
12.2	Admission of Additional Limited Partners............................................	38
12.3	Admission of Successor General Partner..............................................	39
12.4	Amendment of Agreement and of Certificate of Limited Partnership...	39

ARTICLE XIII	WITHDRAWAL OR REMOVAL OF PARTNERS........................	40
13.1	Withdrawal or Removal of General Partner.........................................	40
13.2	Withdrawal of Limited Partners............................................................	41
13.3	Continuation of Partnership.................................................................	41

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ARTICLE XIV	DISSOLUTION AND LIQUIDATION..........................................	41
14.1	Dissolution............................................................................................	41
14.2	Continuation of Business of Partnership after Dissolution..................	41
14.3	Liquidation............................................................................................	42
14.4	Distribution in Kind..............................................................................	43
14.5	Cancellation of Certificate of Limited Partnership...............................	43
14.6	Reasonable Time for Winding Up..........................................................	43
14.7	Return of Capital...................................................................................	44
14.8	Capital Account Restoration.................................................................	44
14.9	Waiver of Partition................................................................................	44

ARTICLE XV	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE.......................................................	44
15.1	Amendments to be Adopted Solely by General Partner.........................	44
15.2	Amendment Procedures.........................................................................	45
15.3	Amendment Requirements.....................................................................	45
15.4	Meetings................................................................................................	45
15.5	Notice of a Meeting...............................................................................	46
15.6	Record Date...........................................................................................	46
15.7	Adjournment..........................................................................................	46
15.8	Waiver of Notice; Consent to Meeting; Approval of Minutes...............	46
15.9	Quorum.................................................................................................	47
15.10	Conduct of Meeting...............................................................................	47
15.11	Action Without a Meeting......................................................................	47
15.12	Voting Rights.........................................................................................	48

ARTICLE XVI	GENERAL PROVISIONS..............................................................	48
16.1	Addresses and Notices...........................................................................	48
16.2	Titles and Captions................................................................................	49
16.3	Pronouns and Plurals............................................................................	49
16.4	Further Action.......................................................................................	49
16.5	Binding Effect........................................................................................	49
16.6	Integration.............................................................................................	49
16.7	Creditors................................................................................................	49
16.8	Waiver....................................................................................................	49
16.9	Counterparts...........................................................................................	49

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SIXTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CEDAR FAIR, L.P.
WHEREAS, the Partnership was organized as a limited partnership under the laws of the State of Minnesota on May 13, 1983 under the name “Cedar Fair Limited Partnership” by the filing of a Certificate of Limited Partnership and Limited Partnership Agreement in the Office of the Secretary of State of the State of Minnesota under file number LP-1167, which was amended and restated on July 22, 1983 by the filing of a Certificate of Amendment to the Certificate of Limited Partnership and Amended and Restated Limited Partnership Agreement, which was further amended by the filing of a Certificate of Amendment to the Certificate of Limited Partnership and Amendment to the Amended and Restated Limited Partnership Agreement dated as of November 25, 1986, and which was amended and restated on December 30, 1986 by the filing of a Second Amended and Restated Certificate and Agreement of Limited Partnership (“Second Restated Agreement”); and
WHEREAS, the Partners caused (i) the domicile of the Partnership to be changed from the State of Minnesota to the State of Delaware, and, (ii) the name of the Partnership to be changed from “Cedar Fair Limited Partnership” to “Cedar Fair, L.P.” by filing a Certificate of Limited Partnership in the State of Delaware, which certificate amended the Second Restated Agreement, effective as of March 4, 1987; and
WHEREAS, the Partners amended and restated in its entirety the Second Restated Agreement as of April 21, 1987 (“Third Restated Agreement”); and
WHEREAS, the Partners amended and restated in its entirety the Third Restated Agreement as of March 5, 2004 (“Fourth Restated Agreement”); and
WHEREAS, the Partners amended and restated in its entirety the Fourth Restated Agreement as of June 8, 2004 (“Fifth Restated Agreement”);
WHEREAS, the Partners now desire to amend and restate in its entirety the Fifth Restated Agreement, all as hereinafter provided:
NOW, THEREFORE, this SIXTHAMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Cedar Fair, L.P., dated as of October 27, 2011, is entered into by and among Cedar Fair Management, Inc. an Ohio corporation, as General Partner, and all Persons who are Limited Partners as of such date, together with the Persons who become Partners as provided herein.
ARTICLE I
Organizational Matters
1.1    Domicile. (a) The Partners hereby enter into this Agreement in order to set forth their rights and obligations and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act.
(b)    A Partnership Interest shall be personal property for all purposes.
1.2    Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Cedar Fair, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “limited partnership” or an abbreviation thereof shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction or for other general business purposes as the General Partner may deem appropriate. The General Partner in its sole discretion may change the name of the partnership at any time and from time to time.
1.3    Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at One Cedar Point Drive, Sandusky, Ohio 44870, or such other place as the General Partner may from time to time designate by notice to the Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
1.4    Power of Attorney. (a) Each Partner hereby constitutes and appoints the General Partner and the Liquidator (and any successor to either thereof by merger, assignment, election or otherwise), and the authorized officers of each, with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead:
(i)    to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof that the General Partner or the Liquidator deems reasonable and appropriate or necessary to form or qualify, or to continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates and instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances, certificates and other instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all certificates and other instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Articles XI, XII or XIII; (E) all certificates and other instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.3; and (F) all certificates and other instruments relating to the formation of subsidiaries;
(ii)    to execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, which is consistent with the terms of this Agreement or which is appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement, provided that, when Section 15.3 or 15.9 or any other provision of this Agreement establishes a percentage of the Limited Partners required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval by a Majority Interest or other required percentage, as the case may be; and
(iii)    to enter into the Deposit Agreement and to deposit Certificates owned by any Partner in the Deposit Account pursuant to the Deposit Agreement.
Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided in this Agreement.
(b)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Partner and the transfer of all or any portion of his Partnership Interest and shall extend to such Partner’s heirs, successors, assigns and personal representatives. Each Partner hereby agrees to be bound by any representations made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith pursuant thereto. Each Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of its request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.
1.5    Term. The Partnership was formed under the laws of the State of Minnesota on May 13, 1983 and redomiciled under the laws of the State of Delaware on March 4, 1987. The Partnership shall continue as a limited partnership under the Delaware Act until the termination of the Partnership in accordance with the provisions of Article XIV.
ARTICLE II
Definitions
2.1    Definitions. The following definitions shall be applied for all purposes, unless otherwise clearly indicated to the contrary, to the terms used in this Agreement.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and shown as a Limited Partner on the books and records of the Partnership.
“Adjusted Capital Account” means, as of the last day of a taxable period, a Partner’s Capital Account as maintained pursuant to Section 4.5(a), (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation §§1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulation §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Section 4.5(d)(i) or 4.5(d)(ii).
“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreed Value” of any Contributed Property means the fair market value of such property as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties transferred to the Partnership in a single or integrated transaction among each separate property
“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership of the Partnership.
“Assignee” means a Person to whom one or more Units have been transferred, by assignment of a Depositary Receipt or otherwise in a manner permitted under this Agreement, and who has delivered a Transfer Application to the Depositary pursuant to the Deposit Agreement but who has not become an Additional Limited Partner.
“Available Cash” means (a) operating revenues of the Partnership, (including interest income, if any), less (b) the sum of (i) operating costs of the Partnership, (ii) payments of principal and interest on debt (including net scheduled and optional principal payments, excluding any amounts refinanced), (iii) provisions for the Fixed Asset Reserve, the Working Capital Reserve, provision for taxes, if any, and such other cash reserves from operating revenues as the General Partner, in its sole discretion, deems appropriate and (iv) capital expenditures to the extent not made out of the Fixed Asset Reserve. In computing Available Cash, no deduction shall be made for depreciation and amortization. For purposes of the computation, operating revenues shall not include Capital Transaction Proceeds, and operating costs shall include all ongoing costs of the Partnership and allocated general and administrative costs.

“Book-Tax Disparity” means, with respect to a Contributed Property or Adjusted Property, as of any date of determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property, as of such date, and the adjusted basis thereof for federal income tax purposes, as of such date. A Partner’s or Assignee’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s or Assignee’s Capital Account balance, as maintained pursuant to Section 4.5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of Delaware, New York or Ohio shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Partner or Assignee pursuant to Section 4.5(a).
“Capital Contribution” means any cash, cash equivalents or Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.3.
“Capital Transaction” means any of the following transactions: (a) a sale, refinancing, repayment, exchange, transfer, assignment or other disposition of all or a portion of any asset (but not including occasional sales in the ordinary course of business of inventory, furniture, fixtures and equipment); (b) any condemnation or deeding in lieu of condemnation of all or a portion of any asset; (c) any collection in respect of property, hazard or casualty insurance (but not rental or other income interruption insurance), unless such insurance proceeds are to be reinvested to replace the lost or damaged property, or any damage award; or (d) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature.
“Capital Transaction Proceeds” means the net proceeds attributable to a Capital Transaction, determined after any repayments of Debt made, or expenses incurred, in connection with such Capital Transaction.
“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation (as calculated pursuant to Section 4.5(b)(ii)) with respect to such Contributed Property or Adjusted Property, as the case may be, and (b) with respect to any other property the adjusted basis thereof for federal income tax purposes, as of any date of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.5(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties, as deemed appropriate by the General Partner.
“Certificate” means a non-negotiable certificate issued by the Partnership, substantially in the form of Annex I hereto, which is made a part hereof for all purposes, evidencing ownership of a limited partner Partnership Interest.

“Certificate of Limited Partnership” means the certificate of limited partnership of the Partnership filed with the Secretary of State of the State of Delaware, as it may be amended or restated from time to time.
“Change in Control” shall be deemed to occur if: (a) any person or group (as such term is defined in section 13(d)(3) of the Securities Exchange Act of 1934, as then in effect), other than the Partnership or any trustee or other fiduciary holding securities under an employee benefit plan of the Partnership, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as then in effect) of more than twenty percent (20%), on a fully diluted basis, of the economic or voting interest in the Partnership’s then Outstanding Units, other than the acquisition of Units from the Partnership or by virtue of a merger or consolidation to which the Partnership is a party, (b) a merger or consolidation of the Partnership with any other Person, other than a merger or consolidation that would result in the Units of the Partnership Outstanding immediately prior thereto continuing to represent (either by remaining Outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity or its parent corporation) more than fifty-one percent (51%) of the voting interest of the partnership interests or other voting securities of the Partnership or such surviving or resulting entity outstanding after such merger or consolidation, or (c) the liquidation of the Partnership or an agreement or agreements for the sale or disposition by the Partnership of all or substantially all of the assets of the Partnership.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Contributed Property” means each property or other asset contributed to the Partnership, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d), such property shall no longer constitute a Contributed Property for purposes of Section 5.2(b) but shall thereafter constitute an Adjusted Property for such purposes.
“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (d) lease obligations of such Person which in accordance with generally accepted accounting principles, should be capitalized.
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as it may be amended from time to time, and any successor thereto.
“Deposit Account” means the account established by the Depositary pursuant to the Deposit Agreement.

“Deposit Agreement” means that agreement among the General Partner, in its capacity both as General Partner and as attorney-in-fact of holders of Depositary Units, the Partnership and the Depositary, as it may be amended or restated from time to time.
“Depositary” means the bank or other institution appointed by the General Partner in its sole discretion to act as depositary for the Depositary Units pursuant to the Deposit Agreement, or any successor to it as depositary.
“Depositary Receipt” means a depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Depositary Units.
“Depositary Unit” means a depositary unit representing a Unit on deposit with the Depositary pursuant to the Depositary Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor to such statute.
“Fiscal Period” means each full calendar year or any period from the commencement of the calendar year during which the Partnership is wound up (including the application or distribution of all the assets pursuant to Article XIV) to the date of such final winding up.
“Fixed Asset Reserve” means the reserve to be established by the Partnership for fixed asset improvement and additional purposes pursuant to Section 6.1(d).
“General Partner” means Cedar Fair Management, Inc. and any successor thereto pursuant to the terms of this Agreement.
“Governance Documents” means the articles of incorporation, code of regulations or equivalent governance documents of the General Partner.
“Indemnitee” means the General Partner and its Affiliates and any partner, director, officer, employee, member or agent thereof, any officer, employee or agent of the Partnership or its Affiliates; and the trustee under the Trust Agreement (as defined in Section 6.2(b)(vi)).
“Limited Partner” means each Person who is shown as a limited partner of the Partnership on the books and records of the Partnership.
“Limited Partner Book Capital” means, as of any date of determination, the amount equal to the sum of the balances of the Capital Accounts of all Limited Partners, determined pursuant to Section 4.5 (prior to any adjustment pursuant to Section 4.5(d) requiring such valuation).
“Limited Partner Revaluation Adjustment” means, as of any date of determination, the amount, whether positive or negative, equal to (a) the product of (i) the total number of Units Outstanding multiplied by (ii) the Unit Price less (b) Limited Partner Book Capital.
“Liquidator” means the General Partner, or, if the General Partner has withdrawn or been removed from the Partnership or has dissolved or become bankrupt (as defined in Section 14.1),

the Person or committee approved by a Majority Interest to liquidate the Partnership pursuant to Section 14.3.
“Majority Interest” means the Record Holders holding more than fifty percent (50%) of the Units Outstanding at any particular time.
“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.
“National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.
“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any indebtedness or liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property currently distributed to a Partner pursuant to Section 5.3 or distributed in liquidation of the Partnership pursuant to Sections 14.3 and 14.4, the Partnership’s Carrying Value of such property at the time such property is distributed (as adjusted pursuant to Section 4.5(d) immediately prior to such distribution), reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner and who shall be acceptable to the General Partner) in form and substance acceptable to the Partnership or the General Partner.
“Outstanding” means (a) as to undeposited Units, the number of undeposited Units shown to be outstanding on the books and records of the Partnership and not deposited in the Deposit Account pursuant to the Deposit Agreement and (b) as to Depositary Units, the number of Depositary Units shown to be outstanding on the books and records of the Depositary.
“Partner” means the General Partner or a Limited Partner.
“Partnership” means the limited partnership as continued pursuant to this Agreement, including, unless the context clearly requires otherwise, all subsidiaries of the Partnership.
“Partnership Interest” means the interest of a Partner or Assignee in the Partnership.
“Partnership Revaluation Adjustment” means, as of any date of determination, the amount, whether positive or negative, equal to the Limited Partner Revaluation Adjustment divided by 99.999%.
“Percentage Interest” means (a) as to the General Partner, 0.001%, and (b) as to any Limited Partner or Assignee, the product of (i) 99.999% multiplied by (ii) a fraction, the numerator of which is the number of such Limited Partner’s or Assignee’s Units and the denominator of which is the total number of Units Outstanding as of the date of determination.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
“Prescribed Asset Value” means, as of any date of determination, an amount equal to (a) the total cash amount or Carrying Value, as the case may be, of all Partnership assets as of such date of determination plus (b) the Partnership Revaluation Adjustment (whether positive or negative in amount).
“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the General Partner for determining the identity of (a) Limited Partners entitled to notice of or to vote at any meeting of Limited Partners, to vote by ballot or approve of Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Limited Partners or (b) Record Holders of Units entitled to receive any report, notice or distribution.
“Record Holder” means (a) as to a Unit which is not on deposit pursuant to the Deposit Agreement, the Person shown as the owner of such Unit on the books and records of the Partnership, (b) as to a Depositary Unit, the Person in whose name the Depositary Units are registered on the books and records of the Depositary and (c) as to a general partner Partnership Interest, the Person shown as the owner of such Partnership Interest on the books and records of the Partnership.
“Regulation” or “Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Residual Gain” or “Residual Loss” means any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or an Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to Section 5.2(b)(i)(1) or 5.2(b)(ii)(1) to eliminate Book-Tax Disparities.
“Securities Act” means the Securities Act of 1933, as amended, and any successor to such statute.
“Transfer Agent” means the Depositary or any bank, trust company or other Person appointed by the Partnership or the Depositary to act as transfer agent for the Depositary Units.
“Unadjusted Capital Account” means a Capital Account maintained for a Partner in accordance with Section 4.5(a) but without regard to any adjustment directly or indirectly resulting from the application of Section 4.5(d).

“Unit” means a Partnership Interest of a Limited Partner or Assignee representing such fractional part of the Partnership Interests of all Limited Partners and Assignees as shall be determined by the General Partner pursuant to Sections 4.2 and 4.3; provided that each Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees as each other Unit (unless any class or series of Units issued pursuant to Section 4.3(a) shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners and Assignees than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the General Partner pursuant to Section 4.3(a)). Unless otherwise clearly indicated to the contrary, “Units” includes Depositary Units.
“Unit Price” means, as of any date of determination, (a) if the Depositary Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per Depositary Unit regular way, in either case on the principal National Securities Exchange on which the Depositary Units are listed or admitted to trading, for the four trading days immediately preceding the date of determination, (b) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the closing bid per Depositary Unit for the four trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations or (c) if the Depositary Units are neither listed for trading on a National Securities Exchange nor quoted by NASDAQ an amount equal to the fair market value of a Unit as of such date as determined by the General Partner using any reasonable method of valuation.
“Unrealized Gain” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined pursuant to Section 4.5(d)) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date).
“Unrealized Loss” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over the fair market value of such property (as determined pursuant to Section 4.5(d)) as of such date of determination.
“Working Capital Reserve” means the reserve to the established by the Partnership for working capital purposes pursuant to Section 6.1(d).

ARTICLE III
Purpose
3.1    Purpose. The purpose of the Partnership shall be to conduct any business which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act.
ARTICLE IV
Capital Contributions
4.1    General Partner. The General Partner shall not be required to contribute to the capital of the Partnership except as may be necessary to pay liabilities of the Partnership for which provision cannot otherwise be made. The General Partner shall at all times while serving in such capacity retain a Percentage Interest entitling it, except as otherwise provided in Article V, to at least .001% participation in the Partnership’s income, gains, losses, deductions and credits, but only for so long as the General Partner continues in such capacity.
4.2    Limited Partners. The Limited Partners own Units as set forth on the books and records of the Partnership.
4.3    Additional Issuances of Units and Securities. (a) Subject to Section 4.3(b), in order to raise additional capital or to acquire assets, to redeem or retire Partnership debt, to provide compensation or incentives to employees of the Partnership or of its Affiliates, including, without limitation, the General Partner, or for any other Partnership purposes, the General Partner is authorized to cause the Partnership to issue up to 750 million Units and options or other rights to acquire Units for any price, including a price that is more than or less than the fair market value of the Units at the time such options or other rights are either issued or exercised, at any time or from time to time to the General Partner, the Limited Partners, or other Persons and to admit them to the Partnership as Additional Limited Partners. Subject to Section 4.3(b), the General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or options or other rights to acquire Units. In addition, the General Partner shall have sole and complete discretion, without the approval of any other Partners, to cause the Partnership to issue such Units, options or other rights to acquire Units, from time to time in one or more classes, or one or more series of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior or subordinate to existing classes and series of Limited Partners, as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in Partnership distributions; (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions, if any, upon which each such class or series of Units may be redeemed by the Partnership; (v) the rate at which and the terms and conditions upon which each such class or series of Units may be converted into another class or series of Units of the Partnership, if any such class or series is convertible into other securities of the Partnership; (vi) the terms and conditions upon which each such class or series of Units will be issued, deposited with the Depositary, evidenced by the Depositary Receipts and assigned or transferred, (vii) the right of each such class or series of Units to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series; and (viii) the right of each such class or series of Units to share in capital or to require the increase or reduction of Capital Accounts or the shifting of capital between and among Limited Partners. Upon or prior to the issuance of any class or series of Units which shall not be identical to the Units outstanding on the date hereof, the General Partner, without the approval at the time of any Limited Partner, may amend any provision of this Agreement, each Limited Partner hereby approving any and each such amendment, and, exercising the power of attorney granted pursuant to Section 1.4(a)(i)(E), may execute, swear to, acknowledge, deliver, file and record such documents as the General Partner may, in its sole discretion, determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of Units or options or rights to acquire Units and the relative rights and preferences thereof. The General Partner is also authorized to cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into or exchangeable for any class or series of Units that may be issued by the Partnership or options, rights, warrants or appreciation rights relating to any class or series of Units, any debt obligations or any combination of any of the foregoing) from time to time to the General Partner, the Limited Partners or other Persons on terms and conditions established in the sole and complete discretion of the General Partner. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be appropriate or necessary in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Units or other such security are listed for trading.
(b)    The General Partner or any Affiliate thereof may, but is not obligated to, make Capital Contributions to the Partnership in the form of cash or other property in exchange for Units. The number of Units issued to the General Partner or any such Affiliate in exchange for any Capital Contribution shall not exceed the Net Agreed Value of the Contributed Property or the amount of cash, as the case may be, divided by the Unit Price as of the date of such issuance. The Net Agreed Value of any obligation of the Partnership held by the General Partner or any Affiliate thereof which is contributed pursuant to this Section 4.3(b) in exchange for Units shall be the unpaid principal amount thereof plus accrued interest to the date of contribution.
4.4    No Preemptive Rights. No Partner shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Units; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, Units; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.
4.5    Capital Accounts. (a) The Partnership shall maintain for each Partner a separate Capital Account in accordance with Regulation §1.704-1(b)(2)(iv). Such Capital Account shall be (A) increased by (1) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner to the Partnership, pursuant to this Agreement and (2) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.5(b) and allocated to such Partner, pursuant to Section 5.1 and (B) decreased by (1) the cash amount or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner, pursuant to this Agreement and (2) all items of Partnership deduction and loss computed in accordance with Section 4.5(b) and allocated to such Partner, pursuant to Section 5.1.
(b)    For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in a Partner’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:
(i)    Solely for purposes of the application of the provisions hereof, the Partnership shall be treated as owning directly its proportionate share of all property owned by any partnership, joint venture, limited liability company or similar entity in which the Partnership has an interest (as determined by the General Partner based upon the provisions of the governing documents of such entity).
(ii)    In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived under the same method and useful life as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis, depreciation, cost recovery or amortization deductions shall be determined under the same method that would otherwise have applied for federal income tax purposes had such property not had a zero adjusted basis.
(iii)    Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.
(iv)    Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Code Section 705(a)(2)(B).

(v)    Except as otherwise provided in Regulation §1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.
(c)    A transferee of a Partnership Interest shall succeed to the Capital Account relating to the Partnership Interest transferred.
(d) (i)    Consistent with the provisions of Regulation §1.704-1(b)(2)(iv)(f), upon an issuance of additional Units for cash or Contributed Property pursuant to Section 4.3, the Capital Accounts of all Partners shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Partners at such time pursuant to Section 5.1. In determining Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including any cash or cash equivalents) immediately prior to the issuance of Units shall be deemed to be equal to the Prescribed Asset Value as of such time. Once the Prescribed Asset Value has been determined, the General Partner shall allocate such aggregate value among the properties of the Partnership in a manner it deems reasonable to determine a fair market value for individual properties. The Carrying Values of Partnership properties shall be adjusted to reflect their relative fair market values, as determined hereunder by the General Partner.
(ii)    In accordance with Regulation §1.704-1(b)(2)(iv)(f), immediately prior to (A) the distribution of any Partnership property (other than cash), (B) the distribution of cash in redemption of the General Partner’s Partnership Interest pursuant to Section 13.1(c) or (C) the distribution of cash in redemption of a Limited Partner’s interest pursuant to Section 6.1(a)(x), the Capital Accounts of all Partners shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of Partnership assets (including any cash or cash equivalents) immediately prior to a distribution shall (x) in the case of a current distribution pursuant to Section 5.3 or 13.1(c), be determined in the manner provided in Section 4.5(d)(i) or (y) in the case of a liquidating distribution pursuant to Section 14.3 or 14.4, be determined by the General Partner using such reasonable methods of valuation as it may adopt. Immediately prior to a distribution described herein, the Carrying Values of Partnership properties shall be adjusted to reflect their fair market values, as determined hereunder by the General Partner.
(e)    Notwithstanding any other provision of this Agreement, upon or prior to the issuance or exercise of any options or other rights to acquire Units, the General Partner shall have the sole and complete discretion, without the approval of any other Partner, to amend any provision of this Section 4.5, in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Regulations or to implement the terms and conditions of any Units issued pursuant to Section 4.3(a), including the increase or reduction of the Capital Account of any Partner, or shifting capital between or among Limited Partners.
4.6    Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.
4.7    No Withdrawal. A Partner shall not be entitled to withdraw any part of his or its Capital Contribution or his or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 5.3 and Articles XIII and XIV.
4.8    Loans from Partners. The General Partner may make loans to the Partnership only as provided in Section 6.8. A Limited Partner may make loans to the Partnership only with the consent of the General Partner, which consent may be withheld in its sole discretion. Any loans by a Partner to the Partnership shall not be considered Capital Contributions. If any Partner or Assignee shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by him or it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner. The amounts of any such advances shall be a debt of the Partnership to such Partner or Assignee and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.
4.9    Splits and Combinations. (a) The General Partner may cause the Partnership to make a distribution in Units to all Record Holders or may effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and Assignee shall, subject to Section 4.9(d), have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.
(b)    Whenever such a distribution, subdivision or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty (20) days prior to such Record Date to each Record Holder as of the date ten (10) days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.
(c)    Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates or Depositary Receipts to be issued to the Record Holders of Units or Depositary Units as of the applicable Record Date representing the new number of Units or Depositary Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided that in the event any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate or Depositary Receipt, the surrender of any Certificate or Depositary Receipt held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.9(d), each fractional Unit shall be rounded to the nearest whole Unit.
ARTICLE V
Allocations and Distributions
5.1    Allocations for Capital Account Purposes. (a) For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, except as otherwise provided in this Section 5.1, each item of income, gain, loss and deduction (computed in accordance with Section 4.5(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.
(b)    Any item of loss or deduction otherwise allocated to the General Partner pursuant to Section 5.1(a) which is in excess of such General Partner’s positive Adjusted Capital Account balance (following adjustment of such Adjusted Capital Account to reflect the allocation of all other items for such period) shall instead be allocated to the Limited Partners in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such General Partner’s Adjusted Capital Account balance; provided that the allocation of any such item of loss or deduction to the Limited Partners shall only be made hereunder to the extent such allocation would not result in or increase a negative balance in the Adjusted Capital Account of any Limited Partner. If any item of loss or deduction otherwise allocated to the General Partner is allocated to the Limited Partners pursuant to the preceding sentence, items of income or gain that would otherwise be allocated to such General Partner equal to the amount of such loss or deduction shall be allocated to the Limited Partners in accordance with their Percentage Interests as quickly as possible.
(c)    If any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 5.1(c) is intended to constitute a “qualified income offset” within the meaning of Regulation §1.704-1(b)(2)(ii)(d).
(d)(i)    Subject to the exceptions set forth in Regulation §§1.704-2(f)(2)--(5), if there is a net decrease in Partnership “minimum gain” (as defined in Regulation §§1.704-2(b)(2) and 1.704-2(d)) during any Fiscal Period, each Partner shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in minimum gain, determined in accordance with Regulation §1.704-2(g)(2). This Section 5.1(d)(i) is intended to comply with the minimum gain chargeback requirement in Regulation §§1.704-2(b)(2) and (f) and shall be interpreted consistently therewith.

(ii)    Subject to the exceptions set forth in Regulation §1.704-2(i)(4), if there is a net decrease in “partner nonrecourse debt minimum gain” (as defined in Regulation §§1.704-2(i) and 1.704-2(b)(4)) during any Fiscal Period, each Partner who has a share of the partner nonrecourse debt minimum gain, determined in accordance with Regulation §1.704-2(i)(3), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in partner nonrecourse debt minimum gain, determined in accordance with Regulation §1.704-2(i)(5). This paragraph is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(i)(4) and shall be interpreted consistently therewith.
(e)    Notwithstanding any other provision of this Agreement, upon or prior to the issuance or exercise of any options or other rights to acquire Units, the General Partner shall have the sole and complete discretion, without the approval of any other Partner, to amend any provision of this Section 5.1, in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Regulations or to implement the terms and conditions of any Units issued pursuant to Section 4.3(a).
5.2    Allocations for Tax Purposes. (a) For federal income tax purposes, except as otherwise provided in this Section 5.2, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.
(b)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:
(i) (1) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution. (2) Except as otherwise provided in Section 5.2(c), any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in accordance with their Percentage Interests.
(ii) (1) In the case of an Adjusted Property, such items attributable thereto shall (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5(d)(i) or 4.5(d)(ii), and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(1). (2) Except as otherwise provided in Section 5.2(c), any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in accordance with their Percentage Interests.
(iii)    Except as otherwise provided in Sections 5.2(b)(iv) and 5.2(c), all other items of income, gain, loss and deduction shall be allocated among the Partners in accordance with their Percentage Interests.

(iv)    Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(2), 5.2(b)(ii)(2) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(1) or 5.2(b)(ii)(1).
(c)    Subject to Section 5.2(b), any item of income, gain, loss or deduction otherwise allocable to the General Partner pursuant to Section 5.2(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the Limited Partners pursuant to Section 5.1(b) shall be allocated to the Limited Partners in the same manner and to the same extent provided in Section 5.1 (b).
(d)    If any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation §1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Partner in an amount and manner consistent with the allocations of income and gain pursuant to Section 5.1(c).
(e)    If there is a decrease in Partnership “minimum gain” or “partner nonrecourse debt minimum gain” as described in Section 5.1(j), items of income and gain shall be allocated to such Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.1(j).
(f)    It is intended that the allocations prescribed in Sections 5.2(b)(i) and 5.2(b)(ii) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein. To preserve the uniformity of the intrinsic tax characteristics of Units to implement the terms and conditions of any Units issued pursuant to Section 4.3(a), or to comply with any current or future provisions of the Code and Regulations, in addition to the allocation provided in Section 5.2(b)(iv), the General Partner shall have sole and complete discretion, without the approval of any other Partner, to (i) adopt such conventions as it deems necessary or appropriate in determining the amount of depreciation and cost recovery deductions and (ii) amend the provisions of this Agreement, in any manner, as necessary, appropriate or advisable (1) to reflect the proposal or promulgation of Regulations under Subchapter K of the Code, (2) otherwise to preserve the uniformity of Units issued or sold from time to time or (3) to implement the terms and conditions of any Units issued pursuant to Section 4.3(a). The General Partner may adopt such conventions and make such amendments to this Agreement as provided in this Section 5.2(f) only if they would not have a material adverse effect on the Limited Partners, except as provided in the terms and conditions of any Units or options or other rights to acquire Units. The General Partner is authorized, based on the advice of counsel, to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in a Contributed Property or Adjusted Property which is a recovery property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership’s common basis of such property, despite the inconsistency of such approach with Proposed Regulation Section 1.168-2(n). If the General Partner later determines that such reporting position cannot reasonably be taken, the General Partner may adopt, if deemed a reasonable position based upon advice of counsel, a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, whether attributable to common basis or Section 743(b) basis, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners. If the General Partner determines, based upon advice of counsel, that no reasonably allowable convention or other method is available to preserve the uniformity of the intrinsic tax characteristics of any specifically identifiable group of Units pursuant to this Section 5.2(j), such Units will be separately identified, to the extent practicable, as distinct classes to reflect intrinsic differences in tax consequences, regardless of the cause of any such nonuniformity.
(g)    To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership assets, the amount of any gain from such disposition allocated to (or recognized by) a Partner (or his successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.
(h)    All items of income, gain, loss and deduction recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code.
(i)    Each item of Partnership income, gain, loss, deduction and credit attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Partners who own Partnership Interests as of the close of the New York Stock Exchange on the last day of the month in which the transfer is recognized by the Partnership; provided that, gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Partners who own Partnership Interests as of the close of the New York Stock Exchange on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder.
(j)    Allocations which would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of the applicable Units, if the Partnership is notified in a manner satisfactory to the General Partner as to the identity of such beneficial owner by any broker, dealer, bank, trust company, clearing corporation or nominee holder that is the Record Holder of such Units.
5.3    Distributions. (a) The General Partner shall, in accordance with the provisions hereof, cause the Partnership to make regular cash distributions on a quarterly basis of all of the Partnership’s Available Cash and, to the extent set forth in Section 5.3(b), cash distributions of

Capital Transaction Proceeds and shall specify the Record Date for such distributions. All Available Cash shall be deemed distributed in any Fiscal Period prior to any distribution of Capital Transaction Proceeds. Any such amounts shall be distributed as soon as possible after the Record Date for such distribution and shall be divided among the Partners on the Record Date in accordance with their respective Percentage Interests.
(b)    Upon the occurrence in any Fiscal Period of any one or more Capital Transactions, the General Partner shall be required to make a cash distribution from the Capital Transaction proceeds in accordance with paragraph (i) hereinbelow and may, in its sole discretion, distribute additional Capital Transaction Proceeds in accordance with paragraph (ii) hereinbelow.
(i)    The General Partner shall determine the net gain or loss recognized for federal income tax purposes from each Capital Transaction and shall then determine the portion of the net gain or net loss from each Capital Transaction allocable to all Limited Partners holding Units in accordance with the provisions of Section 5.2. Once having done so, the General Partner shall aggregate the net gains and net losses allocable to Limited Partners holding Units (taking into account the character of any such gains and losses) to determine any “net capital gain” from such Capital Transactions (to the extent capital gains exceed capital losses from those Capital Transactions resulting in capital gains or losses) and any “net ordinary income” from such Capital Transactions (to the extent ordinary income exceeds ordinary losses from those Capital Transactions resulting in ordinary income or losses). The General Partner shall then divide the amount of any such “net capital gains” and “net ordinary income” by the number of the Outstanding Units, as of the date of such Capital Transaction and, solely for purposes hereof, attribute an equal amount of “net capital gain” and “net ordinary income” to each Outstanding Unit, as of such date. The General Partner shall then cause the Partnership to distribute Capital Transaction Proceeds to the Partners, in accordance with their respective Percentage Interests, until an amount has been distributed pursuant hereto with respect to each Outstanding Unit equal to 125% of the federal income tax liability that would be due with respect to the “net capital gain” and “net ordinary income” attributed to each Outstanding Unit pursuant to the preceding sentence (assuming for such purpose that the maximum marginal federal income tax rates for individuals, relating to either long-term capital gain or ordinary income, whichever the case may be, applied to all holders of Units at the time of such recognition).
(ii)    The General Partner may, in its sole discretion, cause the Partnership to distribute any or all of the remaining Capital Transaction Proceeds to the Partners in accordance with their respective Percentage Interests.
(c)    Any amounts paid pursuant to Section 6.6 shall not be deemed to be distributions for purposes of this Agreement.

ARTICLE VI
Management and Operation of Business
6.1    Management. (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership except in their capacities as officers, directors or members of the General Partner. Except as otherwise expressly provided in this Agreement, in addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership and the merger of the Partnership with or into another entity; (iii) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership; (iv) the negotiation and execution of any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership’s operations or the implementation of its powers under this Agreement; (v) the distribution of Partnership cash; (vi) the selection and dismissal of employees and attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary; (viii) the formation of any further limited or general partnerships, joint ventures or other relationships that it deems desirable; (ix) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the conduct of litigation, the incurring of legal expense and the settlement of claims and litigation; (x) the purchase, sale or other acquisition or disposition of Units, and the cancellation of acquired Units, at such times and on such terms as it deems to be in the best interests of the Partnership and the Partners; (xi) the entering into of leases for real or personal property or agreements in connection with sale and lease-back transactions; and (xii) the execution of the Depositary Agreement.
(b)    Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Deposit Agreement and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters contemplated therein on behalf of the Partnership without any further act, approval or vote of the Partners of the Partnership, notwithstanding any other provision of this Agreement or the Delaware Act or any applicable law, rule or regulation. The participation by the General Partner in any agreement authorized or permitted by this Agreement shall not constitute a breach by such

General Partner of any duty that it may owe the Partnership or the Limited Partners under this Agreement or applicable law.
(c)    The General Partner shall cause the Partnership to obtain and maintain to the extent available on a commercially reasonable basis (i) casualty and liability insurance on the properties of the Partnership and (ii) liability insurance for the General Partner and the Indemnitees hereunder.
(d)    The General Partner shall cause the Partnership to maintain Working Capital Reserves and Fixed Asset Reserves in such amounts as the General Partner deems appropriate and reasonable from time to time.
6.2    Election of Board of Directors of General Partner by Limited Partners; Governance Matters.
(a)    The General Partner and the Partnership shall hold an annual meeting of the Limited Partners for the purpose of electing the board of directors of the General Partner. The annual meeting of Limited Partner unitholders shall be held at such time and on such business day as the General Partner may determine each year. The annual meeting shall be held at the principal office of the Partnership or at such other place within or without the state of Delaware as the General Partner may determine.
(b)    The annual meeting described in Section 6.2(a) above is intended to enable the Limited Partners to elect the board of directors of the General Partner in a manner consistent with the procedures for selection of directors at other successful publicly held entities. In furtherance of this goal, the General Partner hereby agrees to cause its Governance Documents to provide for the following:
(i)    The General Partner shall call and hold an annual meeting of the Limited Partners to be held simultaneously with the annual meeting of its shareholders. The General Partner shall cause the persons receiving the greatest number of votes at the Limited Partners' meeting to be installed as the board of directors of the General Partner.
(ii)    The directors of the General Partner shall be divided into three (3) classes, designated Class I, Class II, and Class III, as nearly equal in size as possible, and one of the classes shall be elected for a three-year term of office at each annual meeting of Limited Partners.
(iii)    Except as otherwise provided by law, all the directors or all of a particular class, or any individual director, may be removed from office without assigning any cause, by the affirmative vote of Partners whose aggregate Percentage Interest constitutes at least eighty percent (80%) of the aggregate Percentage Interest of the Partners.
(iv)    The board of directors of the General Partner shall have the same fiduciary obligation to the Limited Partners of the Partnership as it has to its shareholders.

(v)    Any duties and responsibilities of the board of directors of the General Partner to its shareholders shall be discharged if the board of directors of the General Partner fulfills its duties and responsibilities to the Limited Partners.
(vi)    As a condition precedent to qualification to serve as General Partner of the Partnership, the General Partner shall be required and does hereby agree to be structured such that its units or shares are held in trust pursuant to a trust agreement (the “Trust Agreement”) that obligates the trustee to vote the units or shares in accordance with the results of the vote of the unitholders at the annual meeting described in Section 6.2(a) above.
(vii)    The provisions of the Governance Documents implementing the foregoing provisions shall not be amended or changed without the affirmative vote of Partners whose aggregate Percentage Interest constitutes at least eighty percent (80%) of the aggregate Percentage Interest of the Partners.
(c)    The General Partner hereby agrees that, in the event of any breach of the provisions of this Section 6.2, money damages may not be a sufficient remedy, and the Limited Partners shall therefore be entitled to equitable relief, including in the form of injunctions and orders for specific performance and without the necessity of posting any bond.
(d)    Nomination of Directors by Limited Partners at Annual Meetings
(i)    Nominations. Any Limited Partner may nominate one or more persons for election or reelection to the Board at an annual meeting of Limited Partners in accordance with this Section 6.2(d).
(ii)    Eligibility of Limited Partner Nominations. The requirements set forth herein shall be the exclusive means for a Limited Partner to make any nomination of a person or persons for election to the Board. No person nominated by a Limited Partner shall be eligible to serve as a director of the General Partner unless nominated at an annual meeting of Limited Partners in accordance with the procedures set forth herein. Notwithstanding the foregoing, a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to any such nominations; provided, however, that any references in this Agreement to the Securities Exchange Act of 1934 or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations pursuant to this Section 6.2(d). The Chairman of the General Partner shall have the sole power to determine whether or not a nomination was made in accordance with the procedures set forth herein. Neither the Partnership nor the General Partner shall be required to recommend for election as a director or include in the Partnership’s proxy statement any person or persons nominated by a Limited Partner in accordance with the procedures set forth herein.
(iii)    Timeliness of Notice.
(a) Nominations of persons for election to the Board at the Partnership’s annual meeting of Limited Partners may be made by any Limited Partner who is a Limited

Partner of record at the time of giving of notice provided for herein, who shall be entitled to vote for the election of directors at the Partnership’s annual meeting of Limited Partners, who is a Limited Partner at the time of the applicable annual meeting of Limited Partners and who complies with the notice procedures set forth herein. Such nominations by Limited Partners shall be made pursuant to timely notice in writing to the secretary of the Partnership. To be timely, a Limited Partner’s notice shall be delivered to or mailed and received at the principal executive offices of the Partnership not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of Limited Partners; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Partnership no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was made. In no event shall any adjournment or postponement of an annual meeting of Limited Partners, or the public announcement thereof, commence a new time period for the giving of a Limited Partner’s notice as described above.
(b) In addition, to be timely, a Limited Partner’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual meeting of Limited Partners and as of the date that is ten (10) days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the secretary of the Partnership at the principal executive offices of the Partnership not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for such meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.
(iv)     Information Required in Notice. In order to be effective, a Limited Partner’s notice to the secretary of the Partnership shall set forth:
a. As to each person whom the Limited Partner proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence of such nominee;

•	the principal occupation or employment of such nominee;

•	the class and approximate number of units of the Partnership which are beneficially owned by such nominee on the date of such Limited Partner’s notice;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such

Limited Partner and any Limited Partner Associated Person (as defined below), on the one hand, and such nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Limited Partner making the nomination, or any Limited Partner Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

•
all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

b. As to the Limited Partner giving the notice:

•
a representation that the Limited Partner (a) is a holder of record of units of the Partnership entitled to vote at such meeting, including the class and number of units of such unit that are owned beneficially and of record by such Limited Partner, and (b) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name and address, as they appear on the Partnership’s books, of such Limited Partner and any Limited Partner Associated Person known by such Limited Partner to be supporting such nominee(s);

•
any derivative positions with respect to securities of the Partnership (including, without limitation, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion right or a settlement payment or mechanism at a price related to any class of units of the Partnership or with a value derived in whole or in part from the value of any class of units of the Partnership) held or beneficially held by the Limited Partner and any Limited Partner Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power and/or economic benefit and risks of, such Limited Partner or any Limited Partner Associated Person with respect to the Partnership’s units;

•
any proxy, contract, arrangement, understanding, or relationship pursuant to which such Limited Partner or any Limited Partner Associated Person has a right to vote any class of units of the Partnership;

•
an affirmative statement of such Limited Partner’s intent to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Partnership’s voting units to elect such nominee or nominees or a statement that the Limited Partner does not intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Partnership’s voting units to elect such nominee or nominees; and

•
all other information relating to such Limited Partner and any Limited Partner Associated Person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(v)    Additional Information. The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the General Partner or that could be material to a reasonable Limited Partner’s understanding of the independence, or lack thereof, of such nominee.
(vi)    Definitions. “Limited Partner Associated Person” of any Limited Partner means (a) any person controlling, directly or indirectly, or acting in concert with, such Limited Partner, (b) any beneficial owner of limited partnership units of the Partnership owned of record or beneficially by such Limited Partner and (c) any person controlling, controlled by or under common control with such “Limited Partner Associated Person.”
6.3    Certificate of Limited Partnership. The General Partner shall file a Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner shall file amendments to the Certificate of Limited Partnership and do all the things to maintain the Partnership a limited partnership (or a partnership in which limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. Subject to the terms of Section 7.5(a), the General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.
6.4    Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender, purchaser of property from the Partnership or other Person, shall be required to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements or other transactions and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and Assignee hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale, financing or other transaction. In no event shall any Person dealing with the General Partner with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or to inquire into the necessity or expediency of any act of the General Partner; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.
6.5    Rights of General Partner as Limited Partner. The General Partner may acquire Units pursuant to Section 4.3 and shall be entitled to exercise all the rights of a Limited Partner with respect to such Units. The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) Units. As long as such Units are held by the Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein.
6.6    Compensation and Reimbursement of General Partner.
(a)     Except as provided in this Section 6.6 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)    The General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership and the qualification of the Partnership and the General Partner to do business and any subsequent offerings of Units or other securities by the Partnership.
(c)    The General Partner and any Affiliate thereof shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all direct and indirect expenses incurred or made on behalf of the Partnership (including amounts paid to any Person to perform services to the Partnership), including that portion of such General Partner’s and Affiliate’s internal legal and accounting costs and expenses, telephone, secretarial, bookkeeping, tax reporting, aircraft, travel and entertainment expenses, office rent and other office expenses, salaries and other compensation expenses of employees, officers and directors, other administrative expenses and other expenses necessary or appropriate to the conduct of the Partnership’s and the General Partner’s businesses and allocable to the Partnership or the activities of the General Partner in its capacity as general partner of the Partnership. The General Partner shall determine the expenses which are allocable to the Partnership in any reasonable manner. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.10.

(d)    The General Partner may propose and adopt customary and reasonable fringe benefit plans, including plans involving the issuance of Units of the Partnership for the benefit of employees, officers and directors of the General Partner or the Partnership or their Affiliates in respect of services performed or to be performed, directly or indirectly, for the benefit of the Partnership.
6.7    Outside Activities. (a) The General Partner shall not enter into or conduct any business except in connection with its service as the general partner of the Partnership in accordance with the terms of this Agreement.
(b)    The shareholders, directors, officers or members of the General Partner or the Partnership shall not compete with the Partnership, directly or indirectly, and the officers of such entities shall serve the General Partner or the Partnership on a full-time basis, but such shareholders, directors, officers or members shall be permitted to make any investments or engage in any outside activities not in contravention of this Section 6.7.
6.8    Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the General Partner in which funds of the General Partner are also deposited; provided that at all times books of account shall be maintained which show the amount of funds of the Partnership on deposit in such account. The General Partner may use the funds of the Partnership as compensating balances for its own benefit; provided that such funds shall not directly or indirectly secure, and shall not be otherwise at risk on account of, any indebtedness or other obligation of the General Partner or any partner, shareholder, director, officer, employee, member or agent of the General Partner or any Affiliate thereof. Nothing in this Section 6.8 shall be deemed to prohibit or limit in any manner the right of the Partnership to lend funds to the General Partner or any Affiliate thereof pursuant to Section 6.9(b). All withdrawals from or charges against such accounts shall be made by the General Partner or by its officers or agents. Funds of the Partnership may be invested as determined by the General Partner.
6.9    Loans to or from General Partners; Contracts with Affiliates. (a) The General Partner or any Affiliate thereof may lend to the Partnership funds needed by the Partnership for such period of time as the General Partner may determine; provided that the General Partner or such Affiliate may not charge the Partnership interest at a rate greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to such General Partner’s or Affiliate’s financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership shall reimburse such General Partner or Affiliate for any costs incurred by it (other than interest charges incurred as a result of such borrowing) in connection with the borrowing of funds obtained by such General Partner or Affiliate and lent to the Partnership.
(b)    With the approval or consent of a Majority Interest, the Partnership may lend funds to the General Partner or any Affiliate thereof; provided that the Partnership may not charge the General Partner or such Affiliate interest at a rate less than the rate (including points or other financing charges or fees) that would be charged such General Partner or Affiliate

(without reference to other third parties’ financial abilities or guaranties) by unrelated lenders on comparable loans.
(c)    The General Partner may itself, or may enter into an agreement with an Affiliate of the General Partner to, render services for the Partnership. Any services rendered to the Partnership by such General Partner or Affiliate shall be on terms that are fair and reasonable to the Partnership. The provisions of Section 6.6 regarding reimbursement shall apply to services rendered pursuant to this Section 6.9(c).
(d)    The Partnership may transfer assets to or lend funds to joint ventures, other partnerships, limited liability companies, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with applicable law as the General Partner deems appropriate.
(e)    Neither the General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership.
6.10    Indemnification. (a) To the fullest extent permitted by law, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his or its management of the affairs of the Partnership, any subsidiary of the Partnership or the General Partner or his or its status as the General Partner, an Affiliate thereof, a partner, director, officer, employee, member or agent thereof or a Person serving at the request of the Partnership, a general partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or the General Partner, their properties, businesses or affairs or any document filed with or submitted to the Securities and Exchange Commission or any indemnification of underwriters given in connection therewith, regardless of whether the Indemnitee continues to be the General Partner, an Affiliate thereof or a partner, director, officer, employee, member or agent thereof or a director, officer, employee or agent of the Partnership at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to such standard. Any indemnification pursuant to this Section 6.10 shall be made only out of the assets of the Partnership and to the extent provided by the first sentence of this Section 6.10(a).
(b)    An Indemnitee shall not be entitled to indemnification under this Section 6.10 with respect to any claim, issue or matter in which it has been adjudged liable for willful misconduct, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.
(c)    To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.10.
(d)    The indemnification provided by this Section 6.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, bylaw or vote of the Partners or as a matter of law or otherwise, both as to action in the Indemnitee’s capacity as the General Partner, an Affiliate thereof or a partner, director, officer, employee, member or agent thereof and to action in any other capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.
(e)    The General Partner and the Partnership shall purchase and maintain insurance, to the extent and in such amounts as shall be considered reasonable and commercially available, on behalf of Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities of the Partnership or such Indemnitees, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The General Partner and the Partnership may enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 6.10 and containing such other procedures regarding indemnification as are appropriate.
(f)    For purposes of this Section 6.10, the Partnership, the General Partner or any Affiliate thereof shall be deemed to have requested an Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by him of his duties to the Partnership, the General Partner or such Affiliate also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines” within the meaning of Section 6.10(a), and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.
(g)    In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.
(h)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(i)    The provisions of this Section 6.10 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons. The provisions of this Section 6.10 shall not be amended in any way that would adversely affect the General Partner without the consent of such General Partner.
6.11    Liability of General Partner. (a) Neither the General Partner, any Affiliate thereof, nor the partners, shareholders, directors, officers, employees, members or agents thereof shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any Person who has acquired an interest in the Units, whether as a Limited Partner, an Assignee or otherwise, for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) as the General Partner, such Affiliate or a partner, shareholder, director, officer, employee, member or agent thereof unless it is proved by clear and convincing evidence that his or its action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Partnership or undertaken with reckless disregard for the best interests of the Partnership.
(b)    The General Partner may exercise any of the powers granted to it by this Agreement and may perform any of the duties imposed upon it hereunder directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
6.12    Resolution of Conflicts of Interest. (a) At all times from and after the date hereof, a majority of the members of the board of directors of the General Partner shall be Persons who are not shareholders or members of the General Partner or a member of the immediate family of such a shareholder or member.
(b)    Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the General Partner or any Affiliate thereof, on the one hand, and the Partnership, any Limited Partner or any Assignee, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership or any Limited Partner, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, any applicable generally accepted accounting practices or principles and any other factors deemed relevant, reasonable and appropriate. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or therein.
(c)    Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it deems appropriate and shall have no duty or obligation to give any consideration to any other interest of or factors affecting the Partnership, the Limited Partners or the Assignees or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard. Each Limited Partner hereby agrees that any standard of care or duty imposed in the Delaware Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 6.12(c) so long as such action or decision is reasonably believed by the General Partner to be consistent with the overall purposes of the Partnership.
6.13    Other Matters Concerning General Partners. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any opinion of any such Person as to matters which such General Partner believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion.
6.14    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

ARTICLE VII
Rights and Obligations of Limited Partners
7.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or in the Delaware Act.
7.2    Management of Business. No Limited Partner (other than the General Partner, any Affiliate thereof or a general partner, shareholder, director, officer, employee, member or agent thereof solely in his or its capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, shall transact any business in the Partnership’s name or shall have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by any such Person in such capacity shall not affect, impair or eliminate the limitations on the liability of any Limited Partner under this Agreement.
7.3    Outside Activities. Subject to Section 6.7, a Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership, any other Partner nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.
7.4    Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided by this Agreement. Except to the extent provided by Section 4.3 or otherwise expressly provided herein, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.
7.5    Rights of Limited Partners Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the following rights for a proper purpose reasonably related to his Partnership Interest, upon reasonable demand and at such Limited Partner’s own expense:
(i)    to obtain true and full information regarding the status of the business and financial condition of the Partnership;
(ii)    promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;
(iii)    to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;
(iv)    to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or other consideration contributed by each Partner and which each Partner has agreed to contribute in the future, and the date upon which each Partner became a Partner;
(v)    to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and
(vi)    to inspect and copy any of the Partnership’s books and records and obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)    Notwithstanding the other provisions hereof, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.
7.6    Rights of Special Limited Partners Relating to the Partnership. (a) The term “Special Limited Partner” means those persons who are listed on the books and records of the Partnership as owning a “Special LP Interest” and their transferees and assigns. A Special LP Interest is a limited interest in the capital of the Partnership as described in this Section.
(b)    A capital account is maintained for each Special Limited Partner with respect to the Special LP Interests (“Special LP Capital Account”) distinct and separate from the Capital Accounts. The aggregate balance of all of the Special LP Capital Accounts is $5,290,500, which aggregate balance shall not change. A Special LP Capital Account shall not be adjusted pursuant to Section 4.6(d). A Special LP Capital Account shall not be treated as a Capital Account, except as provided in Section 7.6(g).
(c)    A Special Limited Partner (in such capacity) is not required or permitted to make Capital Contributions to the Partnership.
(d)    The Special Limited Partners shall not be entitled to any Units with respect to their Special LP Interests and the Special LP Interests shall not be represented by any Units.
(e)    No items of income, gain, deduction, loss or credits shall be allocated to the Special Limited Partners pursuant to Article IV or Article V with respect to the Special LP Interests. No Special Limited Partner shall receive any allocation or distribution pursuant to Article V with respect to the Special LP Interests.
(f)    A Special Limited Partner shall have no vote or approval pursuant to Articles VI and XV.
(g)    For purposes of making distributions in liquidation of the Partnership pursuant to Article XIV, and only for such purposes, a Special LP Capital Account shall be treated the same as the Capital Accounts, and the Special Limited Partners shall be entitled to distributions in liquidation of $5,290,500 in the aggregate.
ARTICLE VIII
Books, Records, Accounting and Reports
8.1    Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnerships business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any records maintained by the Partnership in the regular course of its business, including the record of the holders of Units, books of account and records of Partnership proceedings, may be kept on or be in the form of magnetic tape, photographs, micrographics or any other information storage device; provided that the records so kept shall be convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.
8.2    Fiscal Year. The fiscal year of the Partnership shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.
8.3    Reports. (a) As soon as practicable, but in no event later than ninety (90) days after the close of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of the last day of such fiscal year reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners’ equity and a statement of changes in financial position. Such statements shall be audited by a firm of independent public accountants selected by the General Partner.
(b)    As soon as practicable, but in no event later than forty-five (45) days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of the last day of such calendar quarter a report containing such financial information as the General Partner deems appropriate.
(c)    Except as otherwise required by law, in the sole discretion of the General Partner, in lieu of sending any report or statement described in Section 8.3(a) or (b), the Partnership may create and maintain a secure, internet-based medium whereby the Unit holders are able to access, view and download such reports or statements. All reports or statements made available through such internet-based medium shall be made available to the Unit holders as of the dates on which the Partnership would have otherwise had to prepare and send such reports according to Section 8.3(a) or (b).
8.4    Other information. The General Partner may release information concerning the operations of the Partnership as is customary in the industry or required by law or regulation.
ARTICLE IX
Tax Matters
9.1    Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns and reports required for federal and state income tax purposes and shall use all reasonable efforts to furnish to Partners within ninety (90) days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the General Partner shall determine in its sole discretion. The taxable year of the

Partnership shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.
9.2    Tax Election. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The General Partner shall keep in effect the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners.
9.3    Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.
9.4    Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.
9.5    Taxation as a Partnership. No election shall be made by the Partnership or any Partner for the Partnership to be taxable as an association taxable as a corporation or to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.
9.6    Opinions Regarding Taxation as a Partnership. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes due to changes in federal income tax laws.
9.7    Withholding.
(a)    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the partnership to comply with any withholding requirements established under Section 1445 of the Code with regard to (i) the sale of “United States real property interests” (as defined in the Code), (ii) the distribution of cash or property to any Partner who is a “foreign person” (as defined in Regulation §1.1445-2T(b)(2)(i)(c)), or (iii) the transfer of Units or Depositary Units.
(b)    In its sole and absolute discretion and as provided for in Regulations under Section 1445 of the Code, the General Partner may elect to withhold a portion of any distribution made to Partners and Assignees who are “foreign persons” or who fail to provide to the

Partnership an appropriate certificate in accordance with the applicable provisions of such Treasury Regulations.
(c)    The General Partner is authorized to take any action that it deems to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under Sections 1441, 1442 or 1446 of the Code.
(d)    The General Partner is authorized to withhold a portion of distributions made to Partners in order to satisfy state or local income tax obligations resulting from operations of the Partnership.
ARTICLE X
Prohibitions and Limitations
10.1    Prohibitions and Limitations.
Without the prior approval of Partners whose aggregate Percentage Interest constitutes at least 66 2/3% of the aggregate Percentage Interest of the Partners, the General Partner shall not approve a transaction or a series of related transactions which (i) results in a Change of Control, or (ii) results in the sale or exchange of all or substantially all of the assets of Cedar Point Park.
ARTICLE XI
Transfer of Interests
11.1    Transfer. (a) The term “transfer,” when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns all or any of its general partner Partnership Interest to another Person or by which the holder of a Unit assigns the Partnership Interest evidenced thereby to another Person, and such term includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or other disposition.
(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void.
11.2    Transfer of Interests of General Partner. The General Partner may not transfer all or any part of its general partner Partnership Interest unless (i) the holders of at least 66-2/3% of the Percentage Interest approve such transfer, (ii) the transferee agrees to be bound by the provisions of this Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes; provided that any transfer by the General Partner of all of its general partner Partnership Interest shall constitute a withdrawal for purposes of, and shall be effected by such General Partner only if not prohibited by, Section 13.1(a).

11.3    Transfer of Units. Any Units, including Units held by the General Partner, may be transferred following deposit in the Deposit Account, subject to the terms of the Deposit Agreement. Units that have never been deposited in the Deposit Account or that have been withdrawn from the Deposit Account and not redeposited are not transferable except upon death or by operation of law; provided that the General Partner or its Affiliates may, without restriction, transfer between or among themselves Units that have never been deposited in the Deposit Account or that have been withdrawn from the Deposit Account and not redeposited, and any Partner may transfer Units to the Partnership or the General Partner.
11.4    Transfer of Depositary Units. (a) Except as provided in Section 11.3, the Partnership shall not recognize transfers of Units or interests therein except by transfers of Depositary Units. Depositary Units may be transferred only in the manner provided in the Deposit Agreement.
(b)    A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have requested admission as a Limited Partner, (ii) to have agreed to be bound by, and to have executed, this Agreement (including specifically Sections 4.5(e), 5.1(e) and 5.2(f) hereof) and the Deposit Agreement, (iii) to have represented that such transferee has authority to enter into this Agreement and the Deposit Agreement, and (iv) to have granted powers of attorney to the General Partner and the Liquidator to make the consents and waivers contained herein. Until admitted as a Limited Partner pursuant to Article XII, the Record Holder of a Depositary Receipt shall be an Assignee in respect of the Depositary Units evidenced thereby.
(c)    Each distribution in respect of Units shall be paid by the Partnership, directly or through the Depositary or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
11.5    Restrictions on Transfer. Notwithstanding the other provisions of this Article XI, no transfer of any Unit shall be made if such transfer (a) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, or (b) would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act.
ARTICLE XII
Admission of Partners
12.1    Existing Partners. All the Persons who are Partners as of the date of this Agreement shall continue as Partners and have executed a counterpart of this Agreement (either individually or by attorney or agent) and thereby agree to be bound by the terms hereof as a Partner.
12.2    Admission of Additional Limited Partners. (a) The transferee of a Person’s Units shall have the right to seek admission as an Additional Limited Partner subject to the conditions of and in the manner permitted under this Agreement. A transferor of a Depositary Receipt shall only have the authority to convey to a purchaser or other transferee who does not execute and deliver the Transfer Application, however, (i) the right to negotiate such Depositary Receipt to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Limited Partner to such purchaser or other transferee in respect of the transferred Depositary Units. Each transferee of a Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall apply to become an Additional Limited Partner with respect to the Units transferred by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become an Additional Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, the transferee shall be an Assignee. An Assignee shall have a Partnership Interest equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions of the Partnership. With respect to voting rights attributable to Units or Depositary Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units or Depositary Units on any matter, vote such Units or Depositary Units at the written direction of the Assignee who is the Record Holder of such Units or Depositary Units. If no such written direction is received, such Units or Depositary Units will not be voted. An Assignee shall have no other rights of a Limited Partner.
(b)    The admission of an Assignee as an Additional Limited Partner shall be effected without the approval of any of the Partners other than the General Partner.
(c)    A Person who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (i) an acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 and (ii) such other documents or instruments as may be required in order to effect his admission as an Additional Limited Partner, and such admission shall become effective on the date that the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.
12.3    Admission of Successor General Partner. A successor General Partner selected by the holders of a Majority Interest or the transferee of or successor to the entire Partnership Interest of the General Partner pursuant to Section 11.2 shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1.
12.4    Amendment of Agreement and of Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate to prepare and file as soon as practical an amendment of this Agreement and the Certificate of Limited Partnership, if required by law, and for this purpose may exercise the power of attorney granted in Section 1.4.

ARTICLE XIII
Withdrawal or Removal of Partners
13.1    Withdrawal or Removal of General Partner. (a) The General Partner covenants and agrees that it will not withdraw as the General Partner before December 31, 2082, subject to its right to transfer its Partnership Interest pursuant to Section 11.2. Except for transfers permitted by Section 11.2, any transfer by the General Partner of all of its Partnership Interest as the General Partner pursuant to Section 11.2 shall constitute the withdrawal of the General Partner for purposes of this Section 13.1(a). On or after December 31, 2082, the General Partner may withdraw from the Partnership upon 120 days advance written notice to the Limited Partners, except as otherwise provided herein. Such withdrawal shall take effect on the date specified in such notice. Any withdrawal of the General Partner shall not become effective unless the Partnership has received an Opinion of Counsel that such withdrawal, and the selection and admission of a successor General Partner, will not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. If the General Partner gives a notice of withdrawal, a Majority Interest may, prior to or within 90 days after such notice of intent to withdraw, select a successor General Partner. If no successor General Partner is selected, the Partnership shall be dissolved pursuant to Section 14.1. If a successor General Partner is selected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business and operations of the Partnership without dissolution.
(b)    The General Partner may be removed only upon the affirmative votes of the holders of at least 66-2/3% of the Percentage Interests held by Limited Partners. Any such action for removal of the General Partner shall provide for the approval of a successor General Partner. Such removal shall be effective immediately after the selection of the successor General Partner pursuant to Article XII. The right to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal and the selection and admission of a successor General Partner will not result in the loss of limited liability of any Limited Partner or cause the partnership to be treated as an association taxable as a corporation for federal income tax purposes.
(c)    Upon the withdrawal or removal of the General Partner under this Section 13.1, the Partnership shall distribute to such General Partner an amount of cash equal to the lesser of (A) the balance in its Unadjusted Capital Account or (B) the balance in its Capital Account (following the adjustment of such Capital Account in accordance with Section 4.5(d)); provided that, for purposes of the application of this Section 13.1(c)(i) only, a negative balance in either such Unadjusted Capital Account or such Capital Account shall be deemed to be zero. To the extent such Unadjusted Capital Account reflects the lesser balance, the Partnership shall be deemed to have distributed to the General Partner an amount of cash equal to the positive balance, if any, in its Capital Account, and the General Partner shall be deemed to have made a payment (as characterized under Section 707(a) of the Code) to the Partnership of a penalty for its withdrawal or removal in an amount equal to the excess of the positive balance, if any, in its Capital Account over the cash amount, if any, actually distributed.

13.2    Interest of Departing General Partner and Successor. The General Partner shall have no further interest in its Percentage Interest after its withdrawal or removal. The successor General Partner shall succeed to the Percentage Interest held by its predecessor.
13.3    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided that upon a transfer of a Limited Partners Units, upon the transferee’s becoming a Record Holder, the transferring Limited Partner shall cease to be a Limited Partner with respect to the Units transferred, but until such transferee becomes a Record Holder, the transferor shall continue to be a Limited Partner. No Limited Partner shall be entitled to receive any distribution from the Partnership except as expressly set forth in Articles V and XIV.
13.4    Continuation of Partnership. Upon the withdrawal or removal of any General Partner, any successor or additional general partner and any remaining general partner is authorized to and shall carry on the business of the Partnership.
ARTICLE XIV
Dissolution and Liquidation
14.1    Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or the admission of additional or substituted General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon:
(a)    [intentionally omitted];
(b)    the removal of the General Partner, or any other event not specifically provided for herein that results in its ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 11.2 or its withdrawal or removal followed by selection of a successor by a Majority Interest pursuant to Section 13.1);
(c)    an election to dissolve the Partnership by the General Partner that is approved by the affirmative vote of a Majority Interest; or
(d)    the bankruptcy or the dissolution of the General Partner;
provided that the Partnership shall not be dissolved upon an event described in Section 14.1(b) or (d) if within 90 days after such event, a Majority Interest agree in writing to continue the business of the Partnership and to approve a successor General Partner.
For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (u) it commences a voluntary proceeding, or files an answer in any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (v) it is adjudged bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect; (w) it executes and delivers a general assignment for the benefit of its creditors; (x) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (u); (y) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties; or (z) (1) any proceeding of the nature described in clause (u) has not been dismissed one hundred twenty (120) days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or all or any substantial part of its properties has not been vacated or stayed within ninety (90) days of such appointment or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay.
14.2    Continuation of Business of Partnership after Dissolution. Upon dissolution of the Partnership in accordance with Section 14.1(b) and a failure of all Partners to agree to continue the business of the Partnership and to approve a successor General Partner as provided in Section 14.1 or upon a dissolution of the Partnership in accordance with Section 14.1(d), then within an additional ninety (90) days, a Majority Interest may elect to reconstitute the Partnership and to continue its business on the same terms and conditions set forth in this Agreement by forming a new partnership on terms identical to those set forth in this Agreement and having as its General Partner a Person elected by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within one hundred eighty (180) days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within one hundred eighty (180) days after dissolution, then:
(a)    the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;
(b)    if the successor General Partner is not the former General Partner, then Section 13.1(c) shall apply; and
(c)    to the extent required by law, all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted in Section 1.4;
provided that the right of a Majority Interest to select a successor General Partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner or cause either the Partnership or the reconstituted Partnership to be treated as an association taxable as a corporation for federal income tax purposes.
14.3    Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the Liquidator shall liquidate the Partnership. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by a Majority Interest. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Article X) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out its duties and functions hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided herein. The Liquidator shall liquidate the assets of the Partnership and shall apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by applicable law:
(a)    to the payment of creditors of the Partnership, including Partners and the General Partner in respect of any expenses payable pursuant to Section 6.5 hereof, in order of priority provided by law and to the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and
(b)    to the Partners in accordance with the positive balances in their respective Combined Capital Accounts.
14.4    Distribution in Kind. Notwithstanding the provisions of Section 14.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the assets of the Partnership would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. In addition, in the event the Partnership has not satisfied any or all of its recourse liabilities, the Liquidator shall (i) cause the General Partner to assume any such recourse liabilities not satisfied by the Partnership and (ii) designate specific assets (selecting first from among current assets) to be distributed to the General Partner (before any distribution is made pursuant to Section 14.3(b)) in an amount of cash or of property having a fair market value (based on independent appraisals to the extent reasonable) determined by the Liquidator to have been the amount necessary to satisfy such recourse liabilities if satisfied by the Partnership.

The Liquidator shall determine the fair market value of any property distributed in kind pursuant to this Section 14.4 using such reasonable method of valuation as it may adopt.
14.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of partnership property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or any of the Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all formations and qualifications of the Partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.
14.6    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up.
14.7    Return of Capital. No General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof. Any such return shall be made solely from Partnership assets.
14.8    Capital Account Restoration. No Limited Partner shall have an obligation to restore a negative Capital Account balance.
14.9    Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.
ARTICLE XV
Amendment of Partnership Agreement; Meetings; Record Date
15.1    Amendments to be Adopted Solely by General Partner. The General Partner (pursuant to its powers of attorney from the Partners), without the consent of any other Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a)    the admission or substitution of Partners in accordance with this Agreement;
(b)    a change that the General Partner in its sole discretion has determined to be reasonable and necessary or appropriate to form, qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;
(c)    a change (i) that in the sole discretion of the General Partner does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or that is necessary or desirable to facilitate the trading of the Depositary Units (including, without limitation, the division of Outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units) or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partners, or (iii) that is required or contemplated by this Agreement;
(d)    an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, any General Partner or its partners, directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(e)    an amendment that in the sole discretion of the General Partner is necessary or desirable in connection with the authorization for issuance of any class or series of Units pursuant to Section 4.3(a);
(f)    an amendment adopted by the General Partner in accordance with Sections 4.3(e), 4.5, 5.1(e) or 5.2(f); or
(g)    any other amendments similar to the foregoing.
15.2    Amendment Procedures. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments of this Agreement may be proposed by the General Partner or by the Record Holders of ten percent (10%) of the Outstanding Units. If an amendment is proposed, the General Partner shall seek the written approval of the requisite Percentage Interest or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by the General Partner and by a Majority Interest unless a greater Percentage Interest is required by this Agreement. The General Partner shall notify all Partners upon final adoption of any proposed amendment.
15.3    Amendment Requirements. (a) Notwithstanding the provisions of Sections 15.1 and 15.2, the approval of the General Partner and at least eighty-five percent (85%) of the aggregate Percentage Interest held by Limited Partners shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.
(b)    Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement which establishes a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirements, unless such is approved by written consent or the affirmative vote of Partners whose aggregate Percentage Interest constitutes not less than the voting requirement sought to be reduced. This Section 15.3(b) shall be amended only with the approval by written consent or affirmative vote of Partners whose aggregate Percentage Interest constitutes at least 85% of the aggregate Percentage Interest of the Partners.
(c)    The voting requirements in this Section 15.3 shall be in addition to voting requirements imposed by the other provisions contained herein.
15.4    Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning at least ten percent (10%) of the aggregate Percentage Interest held by Limited Partners. Any Limited Partner calling a meeting shall specify the number of Units as to which he is exercising the right to call a meeting, and only the specified Units shall be counted for the purpose of determining whether such standard has been met. Limited Partners shall call a meeting by delivering to the General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within ten (10) days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the General Partner on a date not more than sixty (60) days after the mailing of notice of the meeting. Each Limited Partner shall have one vote for each Unit of which he is a Record Holder on the Record Date for such vote, and may cast such vote in person or by proxy. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability.
15.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing either personally or by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.
15.6    Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approval without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any stock exchange on which the Depositary Units are listed for trading, in which case the rule, regulation, guideline or requirement of such stock exchange shall govern).
15.7    Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

15.8    Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, are as valid as though a meeting were duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided that attendance at a meeting shall not be a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.
15.9    Quorum. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. Notwithstanding anything elsewhere provided in this Agreement to the contrary, the Limited Partners shall be entitled to vote on, consent to or approve of matters only as provided in Sections 6.2, 11.2, 13.1, 13.2, 14.1, 14.2, 14.3, 15.2, 15.3, 15.4 and 15.11 and Article X and as submitted to them by the General Partner. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of a Majority Interest shall be deemed to constitute the act of all Limited Partners, unless a higher percentage is required under this Agreement. The Limited Partners present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite Percentage Interest specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a Majority Interest represented either in person or by proxy but no other business may be transacted, except as provided in Section 15.7.
15.10    Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

15.11    Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval of the taking of any action by the Limited Partner is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability, (ii) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.
15.12    Voting Rights. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and, subject to Section 12.2(a), to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited or required under this Agreement. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of Units on any matter, vote such Units at the direction of the Assignee.
(b)    With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company, clearing corporation or an agent of any of the foregoing) in whose name such Units are registered, such representative Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of and at the direction of the Person for whom he holds, and the Partnership shall be entitled to assume he is so acting without further inquiry.
(c)    If the General Partner is also a Limited Partner, it may vote its Percentage Interest, including such Percentage Interest represented by Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.
ARTICLE XVI
General Provisions

16.1    Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or sent to a Partner hereunder shall be deemed conclusively to have been given or sent, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon mailing of such notice, payment or report to such Person at his address as shown on the records of the Partnership or the Depositary, regardless of any claim of any Person who     may have an interest in such Unit or the Partnership Interest of such General Partner by reason of an assignment or otherwise. An affidavit or certificate of mailing of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner or a mailing organization shall be prima facie evidence of the giving or sending of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books of the Partnership or Depositary is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or sent without further mailing (until such time as such Record Holder or another Person notifies the Partnership of a change in his address) if they are available for the Limited Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or sending of such notice, payment or report to the other Limited Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The Partnership and the General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.
16.2    Titles and Captions. All article or section titles or captions in this Agreement are for convenience only and shall not be deemed to be part of this Agreement or to define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to articles and sections of this Agreement.
16.3    Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
16.4    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
16.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
16.6    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.7    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.
16.8    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
16.9    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.
16.10    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
16.11    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL PARTNER:

CEDAR FAIR MANAGEMENT, INC.

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

By:	/s/ Matt Ouimet
Matt Ouimet President

LIMITED PARTNERS:

By:	CEDAR FAIR MANAGEMENT, INC.
As attorney-in-fact pursuant to Section 1.4 of this Agreement

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

By:	/s/ Matt Ouimet
Matt Ouimet President

Annex I
(FACE OF CERTIFICATE)
CERTIFICATE FOR
UNITS REPRESENTING LIMITED PARTNER INTERESTS
IN
CEDAR FAIR, L.P.
No.    Units
________________________, as General Partner (the “General Partner”) of Cedar Fair, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that __________________ is a limited partner of the Partnership whose limited partner interest therein, as set forth in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and restated from time to time (the “Partnership Agreement”) (copies of which are on file at the principal office of the Partnership in Sandusky, Ohio), represents ____ units representing limited partner interests in the Partnership (“Units”).
This certificate is not negotiable and is not transferable except upon death, by operation of law or as otherwise provided in the Partnership Agreement; provided that this certificate, when coupled with an assignment in the form set forth on the reverse hereof, duly executed in blank or assigned to a named assignee, may be deposited pursuant to the terms of the Deposit Agreement (as defined in the Partnership Agreement), to which reference is hereby made for a statement of the rights, preferences and limitations pertaining to the deposited Units.
Dated:    __________________________________,
General Partner of Cedar Fair, L.P.
ATTEST:
By: ______________________________    By: __________________________________

(REVERSE OF CERTIFICATE)
ASSIGNMENT OF
UNITS REPRESENTING LIMITED PARTNER INTERESTS
IN
CEDAR FAIR, L.P.
FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto ___________________________________________________________

(Please insert Social    (Please print or type
Security or other identifying                name and address of Assignee)
number of Assignee)
all rights and interest of the Assignor in the aforementioned Units and irrevocably constitutes and appoints the General Partner as his attorney-in-fact with full power of substitution in the premises to transfer the Units on the books and records of the Partnership.
Dated:         ___________________________________
Signature
Signature Guaranteed:
Note:    The signature to any endorsement hereon must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

FIRST AMENDMENT
TO
SIXTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CEDAR FAIR, L.P.

WHEREAS, the SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Cedar Fair, L.P., dated as of October 27, 2011 (“Partnership Agreement”), was entered by and among Cedar Fair Management, Inc. an Ohio corporation, as General Partner, and all Persons who are Limited Partners as of such date, together with the Persons who become Partners as provided herein; and

WHEREAS, the General Partner desires to revise the convention used to allocate income, gain, loss, deduction and credit among the Partners; and

NOW, THEREFORE, this FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Cedar Fair, L.P., dated as of June 1, 2017, is entered into by Cedar Fair Management, Inc. an Ohio corporation, as General Partner, pursuant to the authority contained in Section 5.2(i) of the Partnership Agreement.

1.	Section 5.2(i) of the Partnership Agreement is amended to read as follows:

Each item of Partnership income, gain, loss, deduction and credit, including extraordinary items, attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis as if all transfers of Partnership Interests during any calendar month occurred at the end of the last day of that calendar month, and therefore shall be allocated to Partners who own Partnership Interests as of the beginning of the following month. The General Partner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder.

2.	The remaining provisions of the Partnership Agreement are confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Sixth Amended and Restated Partnership Agreement as of the date first above written.

GENERAL PARTNER:
Cedar Fair Management, Inc.

By:	/s/ Matthew A. Ouimet
Matthew A. Ouimet Chief Executive Officer

By:	/s/ Richard A. Zimmerman
Richard A. Zimmerman President and Chief Operating Officer